UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Worlds Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24115	22-1848316
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2016, the registrant held an annual meeting for its shareholders. Following is a brief description of the matters presented to the shareholders and the voting results.

1.	Thom Kidrin, Bernard Stolar, Robert Fireman and Edward Gildea were duly elected directors of the Company.

The number of votes cast with respect to this matter was as follows:

Nominees for Directors	For	Withheld
Thom Kidrin	30,503,427	1,749,127
Bernard Stolar	31,721,077	531,477
Robert Fireman	31,721,077	531,477
Edward Gildea	31,721,277	531,277

2.	The proposal to amend the Company’s Certificate of Incorporation to increase its authorized capital to 250,000,000 shares of common stock, par value of $0.001 per share, was approved.

The number of votes cast with respect to this matter was as follows:

FOR 81,305,381	AGAINST 11,175,117	ABSTAIN 4,896,539
There were no broker held non-voted shares represented at the Meeting with respect to this matter.

3.	The proposal to authorize the Company’s Board of Directors to implement a reverse split of the Company’s outstanding Common Stock, at its discretion, in a ratio ranging from 2:1 to 20:1, was approved.

The number of votes cast with respect to this matter was as follows:

FOR 84,195,267	AGAINST 13,133,435	ABSTAIN 48,335
There were no broker held non-voted shares represented at the Meeting with respect to this matter.

4.	The proposal to ratify the appointment by the Board of Directors of L&L CPAs, PA, as independent public accountants for the Company for the current fiscal year, was approved.

The number of votes cast with respect to this matter was as follows:

FOR 96,062,778	AGAINST 338,714	ABSTAIN 975,545

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

5.	The advisory vote approved executive compensation.

The number of votes cast with respect to this matter was as follows:

FOR 25,547,051	AGAINST 6,435,797	ABSTAIN 269,706
There were 65,124,483 broker held non-voted shares represented at the Meeting with respect to this matter.

6.	The advisory vote on the frequency of the advisory vote on executive compensation determined annually.

The number of votes cast with respect to this matter was as follows:

ONE YEAR 129,653,494	TWO YEARS 2,059,690	THREE YEARS 150,110	ABSTAIN 389,270

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

Dated: June 21, 2016
By: /s/ Thomas Kidrin Thomas Kidrin, President

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